FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF ALPHATIME ACQUISITION CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY CARD

The undersigned hereby appoints Gan Kim Hai, the Company's Chief Executive Officer, as proxy (the "***Proxy***"), with the power to appoint a substitute to vote the shares that the undersigned is entitled to vote (the "***Shares***") at the Extraordinary General Meeting of shareholders of AlphaTime Acquisition Corp. (the "***Company***" or "***SPAC***") to be held on [•] at [•]:[•] a.m. Eastern Time, at the offices of Winston & Strawn LLP located at 800 Capitol Street, Suite 2400, Houston, Texas 77002 and virtually via live webcast at [•] or at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy's discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting. Capitalized terms used herein but not otherwise defined shall have the meanings as set forth in the accompanying proxy statement.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED AND DELIVERED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example ☐

ALPHATIME ACQUISITION CORP.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

(1) **The Business Combination Proposal –** to consider, vote, and approve by ordinary resolution and adopt the Business Combination Agreement, dated as of August 19, 2024, by and among SPAC, HCYC Holding Company, a Cayman Islands exempted company ("***PubCo***"), ATMC Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo ("***Merger Sub 1***"), ATMC Merger Sub 2 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo ("***Merger Sub 2***"), and HCYC Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo ("***Merger Sub 3***"), and HCYC Group Company Limited, Cayman Islands exempted company ("***HCYC***") including (i) Merger Sub 1 merging with and into SPAC with SPAC being the surviving entity (the "***First SPAC Merger***", and the surviving entity, the "***Initial SPAC Surviving Sub***"), (ii) immediately following the First SPAC Merger, SPAC merging with and into Merger Sub 2, with Merger Sub 2 being the surviving entity (the "***Second SPAC Merger***", and together with the First SPAC Merger, the "***Initial Mergers***"), and (iii) following the Initial Mergers, Merger Sub 3 merging with and into HCYC (the "***Acquisition Merger***", and together with the Initial Mergers, the "***Mergers***"), with HCYC being the surviving entity and becoming a wholly-owned subsidiary of PubCo (the Mergers and other transactions contemplated by the Merger Agreement are collectively referred to as the "***Business Combination***"), be and is hereby confirmed, approved, adopted and ratified in all respects.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(2) **The Initial Mergers Proposal –** to consider, vote, and approve by special resolution that (a) the First SPAC Merger and the plan of merger in connection with the First SPAC Merger (the "***First Plan of Merger***"), and any and all transactions provided for in the First Plan of Merger including, without limitation, at the effective time of the First SPAC Merger, (i) the memorandum and articles of association of SPAC will be deleted in their entirety and in substitution in their place of the fourth amended and restated memorandum and articles of association of SPAC (as the surviving entity) (the "***Surviving AlphaTime Articles***"); and (ii) the authorised share capital of SPAC shall be amended as follows: (A) every 10,000 preference shares of a par value of US$0.0001 each shall be consolidated into one preference share of a par value of US$1.00 and be redesignated as ordinary shares of US$1.00 par value each; (B) every 10,000 ordinary shares of a par value of US$0.0001 each shall be consolidated into one ordinary share of a par value of US$1.00; and (C) 29,900 authorized but unissued ordinary shares of a par value of US$1.00 each shall be created, with such rights, privileges and conditions as set out in the Surviving AlphaTime Articles, such that following these changes, the authorised share capital of SPAC shall be increased to US$50,000 divided into 50,000 ordinary shares of a par value of US$1.00 each; and (b) the Second SPAC Merger and the plan of merger in connection with the Second SPAC Merger (the "***Second Plan of Merger***"), and any and all transactions provided for in the Second Plan of Merger, be approved and authorized in all respects.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(3) **The Adjournment Proposal –** to consider, if presented, and approve by ordinary resolution a proposal to adjourn the Extraordinary General Meeting to a later date or dates.

FOR ☐ AGAINST ☐ ABSTAIN ☐

____, 2025

____

Signature

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.